EXECUTION COPY

GUARANTY

          THIS GUARANTY (as amended, modified or supplemented in accordance with the terms hereof, this “Guaranty”), dated as of December 21, 2005, is made by INTERPOOL, INC., a corporation organized under the laws of the State of Delaware (together with its successors and its permitted assigns, the “Parent Guarantor”), in favor of DVB BANK N.V., as agent (in such capacity, the “Agent”) for each financial institution which is now or may hereafter become a party to the Credit Agreement (the “Lenders”), dated as of December 21, 2005 (as amended, modified or supplemented from time to time in accordance with its terms, the “Credit Agreement”), between Interpool Containers Limited, as borrower (the “Borrower”), the Parent Guarantor, Interpool Limited, the Agent and the Lenders. The Agent and the Lenders are referred to herein individually as a “Beneficiary” and, collectively, as the “Beneficiaries”.

PRELIMINARY STATEMENTS

           WHEREAS, concurrently with the execution of this Guaranty, the Borrower, the Agent, the Parent Guarantor, Interpool Limited and the Lenders have entered into the Credit Agreement;

           WHEREAS, it is a condition precedent to the entering into of the transactions contemplated by the Credit Agreement that the Parent Guarantor shall have executed and delivered this Guaranty;

           WHEREAS, the Parent Guarantor directly or indirectly owns all of the capital stock of the Borrower and will obtain substantial direct and indirect benefit from the execution and delivery of the Credit Agreement and is willing to provide this Guaranty on the terms and conditions set forth herein.

           NOW, THEREFORE, in consideration of the premises and other consideration, the receipt and sufficiency of which are hereby acknowledged by the Parent Guarantor, the Parent Guarantor hereby agrees as follows:

          Section 1.   Definitions. Capitalized terms used and not otherwise defined herein (including those used in the preamble) shall have the meaning assigned to such terms in the Credit Agreement.

           Section 2.  Guaranty.

                (a) The Parent Guarantor hereby irrevocably, absolutely and unconditionally guarantees, as primary obligor and as a guarantor of payment and not merely as surety or guarantor of collection, to the Agent and each Lender, (i) subject to Section 2(c) below, the full and prompt payment by the Borrower when due of the Obligations incurred by the Borrower pursuant to the Credit Agreement and the other Loan Documents to which the Borrower is a party, strictly in accordance with the terms of such Loan Documents (collectively, the “Payment Obligations”), and (ii) the full and timely performance of, and compliance with, each and every duty, agreement, undertaking, indemnity and obligation of the Borrower under the Loan Documents strictly in accordance with the terms thereof, in each case, however created, arising or evidenced, whether direct or indirect, primary or secondary, absolute or contingent, joint or several and whether now or hereafter existing or due or to become due (such payment and other obligations described in clauses (i) and (ii) being referred to herein as the “Liabilities”).

                (b) The Parent Guarantor further agrees to pay any and all costs and expenses (including, without limitation, all reasonable fees and disbursements of counsel) that may be paid or incurred by the Agent and/or one or more of the Lenders in enforcing any rights with respect to, or collecting, any or all of the Liabilities or enforcing any rights with respect to, or collecting against, the Parent Guarantor hereunder together with interest at the Default Rate specified in the Credit Agreement from the date when such expenses are so incurred to the date of actual payment thereof. Without limiting the generality of the foregoing, the liability of the Parent Guarantor hereunder shall extend to all amounts which constitute part of the Liabilities and would be owed by the Borrower but for the fact that such amounts are unenforceable or not allowable due to any circumstance whatsoever or due to the existence of a bankruptcy, suspension of payments, reorganization or similar proceeding involving the Borrower.

                (c) Notwithstanding anything herein to the contrary, the amount payable by the Parent Guarantor in respect its obligations arising out of its guarantee of the Payment Obligations shall not exceed in the aggregate, taking into account any amounts previously paid by the Parent Guarantor hereunder as at any date of determination, 10% of the aggregate Net Present Value of all Equipment subject at such time to the Security Agreement.

                Section 3.   Guaranty Absolute. This Guaranty shall constitute a guaranty of payment and of performance and not of collection, and the Parent Guarantor specifically agrees that it shall not be necessary, and that the Parent Guarantor shall not be entitled to require, before or as a condition of enforcing the obligations of the Parent Guarantor under this Guaranty or requiring payment or performance of the Liabilities by the Parent Guarantor hereunder, or at any time thereafter, that any Person: (i) file suit or proceed to obtain or assert a claim for personal judgment against the Borrower or any other Person that may be liable for any Liabilities; (ii) make any other effort to obtain payment or performance of any Liabilities from the Borrower or any other Person that may be liable for such Liabilities; (iii) foreclose against or seek to realize upon the Collateral or any other security now or hereafter existing for such Liabilities; (iv) exercise or assert any other right or remedy to which such Person is or may be entitled in connection with any Liabilities or any security or other guaranty therefor; or (v) assert or file any claim against the assets of any other Person liable for any Liabilities. Notwithstanding anything herein to the contrary, no provision of this Guaranty shall require the Parent Guarantor to pay, perform or discharge any Liabilities prior to the time such Liabilities are due and payable. When making any demand hereunder against the Parent Guarantor, none of the Agent or any Lender need make a similar demand on the Borrower; provided that any failure by the Agent or any Lender to make any such demand or to collect any payments from the Borrower shall not relieve the Parent Guarantor of its obligations or liabilities hereunder and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agent and/or such Lender against the Parent Guarantor. The Agent and/or the Lenders may in all events pursue its rights under this Guaranty prior to or simultaneously with pursuing its various rights referred to in the Credit Agreement, as the Agent and/or such Lender may determine.

          The Parent Guarantor agrees that this Guaranty shall be continuing and the Parent Guarantor guarantees that the Liabilities will be paid and performed strictly in accordance with the terms of the applicable Loan Document, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent and/or the Lenders with respect thereto. If for any reason the Borrower shall fail to fully and timely pay or perform and discharge any Liabilities to be paid or performed by the Borrower (whether affirmative or negative in character), the Parent Guarantor shall promptly on demand by the Agent and/or any Lender pay or perform or cause to be paid or performed, as the case may be, such Liabilities. Each of the obligations of the Parent Guarantor under this Guaranty is separate and independent of each other obligation of the Parent Guarantor under this Guaranty and separate and independent of the Liabilities, and the Parent Guarantor agrees that a separate action or actions may be brought and prosecuted against the Parent Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower is joined in any such action or actions. The obligations of the Parent Guarantor shall be continuing and irrevocable, absolute and unconditional, primary and original and immediate and not contingent and shall remain in full force and effect without regard to and not be released, discharged or in any way affected by any circumstance or condition (other than by payment in full of the Liabilities) including, without limitation, the occurrence of any one or more of the following:

(i) any lack of validity or enforceability of any of the Liabilities under the Credit Agreement and the other Loan Documents or any document entered into in connection with the transactions contemplated by the Credit Agreement and the other Loan Documents, any provision thereof, or any other agreement or instrument relating thereto or the absence of any action to enforce the same;

(ii) any failure, omission, delay or lack on the part of the Agent and/or the Lenders to enforce, assert or exercise any right, power, privilege or remedy conferred on the Agent and/or the Lenders in the Credit Agreement, the Security Agreement, this Guaranty or any other Loan Document, or the inability of the Agent and/or the Lenders to enforce any provision of the Credit Agreement or any other Loan Document for any reason, or any other act or omission on the part of the Agent or any Lender;
(iii) any change in the time, manner or place of performance or of payment, or in any other term of, all or any of the Liabilities, or any other modification, supplement, amendment or waiver of or any consent to departure from the terms and conditions of any of the Credit Agreement, any other Loan Document or any document entered into in connection with the transactions contemplated by the Credit Agreement or the other Loan Documents;

(iv) any taking, exchange, release or non-perfection of the Collateral or any other collateral or security, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Liabilities or the acceptance of any security therefor;

(v) the waiver by the Agent and/or any Lender of the performance or observance by the Borrower of any of the Liabilities, the waiver of any default in the performance or observance thereof, any extension by the Agent and/or any Lender of the time for payment or performance and discharge by the Borrower of any Liabilities or any extension, indulgence or renewal of any Liabilities;

(vi) any bankruptcy, suspension of payments, insolvency, sale of assets, winding-up, dissolution, liquidation, receivership or reorganization of, or similar proceedings involving the Borrower or its assets or any resulting release or discharge of any of the Liabilities;

(vii) the recovery of any judgment against any Person or any action to enforce the same;

(viii) any failure or delay in the enforcement of the Liabilities of any Person under the Credit Agreement or any other Loan Document or any document entered into in connection with the transactions contemplated by the Credit Agreement or the other Loan Documents or any provision thereof;

(ix) any set-off, counterclaim, deduction, defense, abatement, suspension, deferment, diminution, recoupment, limitation or termination available with respect to any Liabilities and, to the extent permitted by Applicable Law, irrespective of any other circumstances that might otherwise limit recourse by or against the Parent Guarantor or any other Person;

(x) the obtaining, the amendment or the release of or consent to any departure from the primary or secondary obligation of any other Person, in addition to the Parent Guarantor, with respect to any Liabilities;

(xi) any compromise, alteration, amendment, modification, extension, renewal, release or other change, or waiver, consent or other action, or delay or omission or failure to act, in respect of any of the terms, covenants or conditions of the Credit Agreement, any other Loan Document or any document entered into in connection with the transactions contemplated by the Credit Agreement or any other Loan Document, or any other agreement or any related document referred to therein, or any assignment or transfer of any thereof;

(xii) any manner of application of Collateral or Proceeds thereof, to all or any of the Liabilities, or any manner of sale or other disposition of any Collateral, or any furnishing or acceptance of additional collateral;

(xiii) any change in control in the ownership of the Borrower, any change, merger, demerger, consolidation, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries;

(xiv) to the fullest extent permitted by Applicable Law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, a guarantor or surety with respect to any Liabilities;

(xv) any default, failure or delay, whether as a result of actual or alleged force majeure, commercial impracticability or otherwise, in the performance of the Liabilities, or by any other act or circumstances which may or might in any manner or to any extent vary the risk of the Parent Guarantor, or which would otherwise operate as a discharge of the Parent Guarantor;

(xvi) the existence of any other obligation of the Parent Guarantor, or any limitation thereof, in the Credit Agreement or any other Loan Document;

(xvii) any regulatory change or other governmental action (whether or not adverse); or

(xviii) the partial payment or performance of the Liabilities (whether as a result of the exercise of any right, remedy, power or privilege or otherwise) or the invalidity of any payment for any reason whatsoever.

Should any money due or owing under this Guaranty not be recoverable from the Parent Guarantor due to any of the matters specified in clauses (i) through (xviii) above or for any other reason, then, in any such case, such money shall nevertheless be recoverable from the Parent Guarantor as though the Parent Guarantor were principal debtor in respect thereof and not merely a guarantor and shall be paid by the Parent Guarantor forthwith.

           This Guaranty shall continue to be effective or be automatically reinstated, as the case may be, if at any time any payment, or any part thereof, of any of the Liabilities is rescinded or must otherwise be restored or returned by the Agent and/or any Lender for any reason whatsoever, whether upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or otherwise, all as though such payment had not been made, and the Parent Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and disbursement of counsel) incurred by any such Person in connection with such rescission or restoration. If an event permitting the exercise of remedies under the Credit Agreement or any other Loan Document shall at any time have occurred and be continuing and such exercise, or any consequences thereof provided in the Credit Agreement or any other Loan Document, shall at such time be prevented by reason of the pendency against the Borrower of a case or proceeding under a bankruptcy or insolvency law, the Parent Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, amounts payable under the Credit Agreement and the other Loan Documents shall be deemed to have been declared in default, with all attendant consequences as provided in the Credit Agreement and the other Loan Documents as if such declaration of default and the consequences thereof had been accomplished in accordance with the terms of the Credit Agreement and the other Loan Documents, and the Parent Guarantor shall forthwith pay any amounts guaranteed hereunder, without further notice or demand.

           Section 4.  Waiver. To the fullest extent permitted by applicable law, the Parent Guarantor hereby expressly and irrevocably waives diligence, promptness, demand for payment or performance, filing of claims with any court, any proceeding to enforce any provision of the Loan Documents, notice of acceptance of and reliance on this Guaranty by the Agent and each Lender, notice of the creation of any liabilities of the Borrower, any requirement that the Agent or any Lender protect, secure, perfect or insure any security interest or lien on the Collateral or any property subject thereto, any right to require a proceeding first against the Borrower, whether to marshal any assets or to exhaust any right or take any action against the Borrower or any other Person or entity or any collateral or otherwise, any diligence in collection or protection of or realization upon any Liabilities, any obligation hereunder or any collateral security for any of the foregoing, any right of protest, presentment, notice or demand whatsoever, all claims of waiver, release, surrender, alteration or compromise, and all defenses, set-offs, counterclaims, recoupments, reductions, limitations, impairments or terminations, whether arising hereunder or otherwise.

            Section 5.  Certain Actions. The Agent and each Lender may, from time to time at its sole discretion and without notice to Parent Guarantor, take any or all of the following actions without affecting the obligations of Parent Guarantor hereunder: (i) retain or obtain a lien upon or a security interest in any property to secure any of the Liabilities or any obligation hereunder; (ii) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to Parent Guarantor, with respect to any of the Liabilities or any obligation hereunder; (iii) with consent of the Borrower, extend or renew for one or more periods (regardless of whether longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of Parent Guarantor hereunder or any obligation of any nature of any other obligor (including the Agent) with respect to any of the Liabilities; (iv) release or fail to perfect any lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (regardless of whether longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and (v) resort to Parent Guarantor for payment of any of the Liabilities, regardless of whether the Agent or the Lender, as the case may be, shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities.

           Section 6.  Subrogation. Any amounts received by the Agent or any Lender from whatsoever source on account of the Liabilities may be applied by it toward the payment of such of the Liabilities, and in such order of application, as the Agent or such Lender may from time to time elect. No payment made by or for the account of Parent Guarantor pursuant to this Guaranty shall entitle Parent Guarantor by subrogation, indemnity or otherwise to any payment by the Agent or the Lender, as the case may be, from or out of any property of such Person, and Parent Guarantor shall not exercise any right or remedy against the Agent or the Lender, as the case may be, or any property of such Person by reason of any performance by Parent Guarantor of this Guaranty.

           Section 7.  Rights of Third Parties; Set-off. (a)  This Guaranty is made only for the benefit of, and shall be enforceable only by, the Agent and each Lender, and this Guaranty shall not be construed to create any right in any Person other than the Agent and each Lender to be a contract in whole or in part for the benefit of any Person other than the Agent and each Lender.

                (b)  Upon the occurrence of any Event of Default under the Credit Agreement, the Parent Guarantor hereby irrevocably authorizes the Agent, each Lender and each of their respective Affiliates, at any time and from time to time without notice to the Parent Guarantor, any such notice being expressly waived by the Parent Guarantor, to set-off and appropriate and apply any and all assets, at any time held or owing by the Parent Guarantor or any of its Affiliates to, or for the credit of the account of the Parent Guarantor, or any part thereof in such amounts as the Agent or such Lender, as the case may be, may elect, against and on account of the obligations and liabilities of the Parent Guarantor to the Agent and each Lender hereunder of every nature and description of the Agent and each Lender. The Agent shall notify the Parent Guarantor promptly of any such set-off and the application made by the Agent, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent and the Lenders may have.

           Section 8.  Representations and Warranties. Parent Guarantor represents and warrants to the Agent and each Lender as follows:

                (a)  Access to Information. Parent Guarantor has and will continue to have independent means of obtaining information concerning the Borrower’s affairs, financial condition and business. None of the Agent or any Lender shall have any duty or responsibility to provide Parent Guarantor with any credit or other information concerning the Borrower’s affairs, financial condition or business which may come into the possession of the Agent or any Lender.

                (b)  Organization and Good Standing. It is a corporation organized, validly existing and in compliance under the laws of the State of Delaware, with corporate power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

                (c)  Due Qualification. It is duly licensed, qualified and authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such licensure or qualification except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, financial condition or prospects of Parent Guarantor.

                (d)  Power and Authority; Due Authorization. It has (i) all necessary power, authority and legal right to execute, deliver and perform its obligations under this Guaranty and (ii) duly authorized by all necessary corporate action such execution, delivery and performance of this Guaranty.

                (e)  Binding Obligations. This Guaranty constitutes the legal, valid and binding obligation of Parent Guarantor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                (f)  No Violation. The execution, delivery and performance of this Guaranty will not (i) conflict with, or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under (A) the certificate of incorporation or by-laws of Parent Guarantor or (B) any indenture, lease, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which Parent Guarantor is a party or by which it or its property is bound, (ii) result in or require the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, lease, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument or (iii) violate any law or any order, rule, regulation applicable to Parent Guarantor of any court or of any federal, state or foreign regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Parent Guarantor or any of its properties.

                (g)  Not Insolvent. The execution, delivery and performance by the Parent Guarantor of this Guaranty will not render the Parent Guarantor insolvent, nor is it being made in contemplation of the Parent Guarantor’s insolvency; the Parent Guarantor does not, in its reasonable judgment, have an unreasonably small capital for conducting its business as presently contemplated by it.

           Section 9.   Successors and Assigns.

                (a)   This Guaranty shall be binding upon Parent Guarantor and upon Parent Guarantor’s successors and assigns and all references herein to Parent Guarantor or the Agent shall be deemed to include any successor or successors whether immediate or remote, to such Person. Parent Guarantor shall not assign any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender.

                (b)   This Guaranty shall inure to the benefit of the Agent, each Lender and their respective successors and assigns, and all references herein to the Agent or any Lender shall be deemed to include any successors and assigns of such Person (whether or not reference in a particular provision is made to such successors and assigns).

           Section 10.   GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES CONTAINED THEREIN. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

           Section 11.  CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THE AGENT AND EACH LENDER MAY ENFORCE ANY CLAIM ARISING OUT OF THIS GUARANTY AND ANY OTHER LOAN DOCUMENT TO WHICH THE PARENT GUARANTOR IS A PARTY IN ANY STATE OR FEDERAL COURT HAVING SUBJECT MATTER JURISDICTION AND LOCATED IN THE STATE AND COUNTY OF NEW YORK AND WITH RESPECT TO ANY SUCH CLAIM, PARENT GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS. NOTHING HEREIN CONTAINED SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING AN ACTION OR PROCEEDING IN RESPECT HEREOF IN ANY OTHER COUNTRY, STATE OR PLACE HAVING JURISDICTION OVER SUCH ACTION. PARENT GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT LOCATED IN THE STATE AND COUNTY OF NEW YORK AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. PARENT GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

           Section 12.   Notices. All notices, demands or requests given pursuant to this Agreement shall be in writing personally delivered, or sent by facsimile (with subsequent telephone confirmation of receipt thereof) or sent by internationally recognized overnight courier service, to the following addresses:

To Parent Guarantor:	Interpool, Inc. 211 College Road East Princeton, New Jersey 08540 Attention: Chief Financial Officer Telephone: (609) 452-8900 Facsimile: (609) 452-8211

To Agent:	DVB Bank N.V. Parklaan 2 3016 BB Rotterdam The Netherlands Attention: Aad Molenaar / Chantal van de Beek Telephone: +31 10 206 971 931 Facsimile: +31 10 436 2547

To Lenders:	At the address set forth in the Credit Agreement

           Notice shall be effective and deemed received (a) two (2) days after being delivered to the courier service, if sent by courier, (b) upon receipt of confirmation of transmission, if sent by telecopy, or (c) when delivered, if delivered by hand. Either party may alter the address to which communications are to be sent by such change of address in conformity with the provisions of this Section 12 for giving notice and by otherwise complying with any applicable terms of this Guaranty.

           Section 13.  Termination. Subject to the provisions of the final paragraph of Section 3 hereof, this Guaranty shall terminate upon the earlier to occur of (i) discharge of the Credit Agreement; and (ii) satisfaction in full of the Liabilities.

[SIGNATURE PAGE FOLLOWS]

           IN WITNESS WHEREOF, this Guaranty has been executed and delivered by Parent Guarantor’s duly authorized officer as of the date first written above.

INTERPOOL, INC. By: Name: Title:

Accepted and Agreed: DVB BANK N.V., not in its individual capacity but solely as Agent under the Credit Agreement By: Name: Title: By: Name: Title: